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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Jenkon International, Inc. and Subsidiaries
Vancouver, Washington

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 14, 2000, relating to the financial statements of Multimedia Kid-Intelligence in Education Limited appearing in the Company's Transition Report on Form 10-KT for the period ended June 30, 1999.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/  BDO Shlomo Ziv & Co.
                                          BDO Shlomo Ziv & Co.

Tel-Aviv, Israel
May 26, 2000